Exhibit 16.1

March 22, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 21, 2024, to be filed by our former client, James Maritime Holdings, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Tanner LLC | Key Bank Tower at City Creek | 36 S. State St., Suite 600, Salt Lake City, UT 84111-1400

Main 801.532.7444 | Fax 801.364.5331 | tannerco.com